Crossroads Capital, Inc. 10-K

Exhibit 10.12

REPURCHASE AGREEMENT

This Repurchase Agreement (the “Agreement”) is entered into as of November 29, 2016 (the “Effective Date”) by and between Metabolon, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (the “Seller”).

RECITALS

WHEREAS, the Seller owns the shares of the Company’s capital stock described on Schedule A hereto (the “Repurchased Shares”); and

WHEREAS, the Company desires to repurchase from the Seller, and the Seller desires to sell to the Company, the Repurchased Shares for the aggregate price indicated on Schedule A hereto (the “Purchase Price”), pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.            Repurchase of Shares. Subject to the terms and conditions hereof, the Seller shall sell, transfer, and deliver to the Company at the Closing (as hereinafter defined) the Repurchased Shares, and the Company shall purchase the Repurchased Shares, free and clear of all security interests, liens, claims, encumbrances, pledges, agreements, rights of first refusal, and options of any kind or nature whatsoever, for the Purchase Price other than Permitted Liens (as defined below). The Purchase Price shall be due and payable by the Company to the Seller by check or wire transfer of immediately available funds in accordance with the written instructions of the Seller.

2.            Closing. The closing of the purchase and sale of the Repurchased Shares (the “Closing”) shall be held at the offices of Wyrick Robbins Yates & Ponton LLP, located at 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607, on the date hereof or at such other place and time as the Company and the Seller may determine (the “Closing Date”).

3.            Representations by Seller. In connection with the sale of the Repurchased Shares to the Company, the Seller represents, warrants and covenants to the Company as follows:

(a)          This Agreement and all agreements, documents and instruments executed and delivered by the Seller pursuant hereto are valid and binding obligations of the Seller enforceable in accordance with their respective terms. The Seller has full right, authority, power and capacity to enter into, and has taken all requisite action to authorize, this Agreement and all agreements, documents and instruments executed and delivered by the Seller pursuant hereto and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement and all agreements, documents and instruments executed and delivered by the Seller pursuant hereto and the performance of the transactions contemplated by this Agreement and such other agreements, documents and instruments do not and will not: (i) violate or result in a violation of, conflict with or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any contract, agreement, obligation, permit, license or authorization to which the Seller is a party or by which the Seller or Seller’s assets are bound; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Seller; or (iii) require from the Seller any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party.

(b)          The Seller has sufficient knowledge and experience in financial, business and tax matters (or has consulted with professional advisors who have such knowledge and expertise) as to be capable of evaluating the sale of the Repurchased Shares and to make an informed decision with respect thereto, and the Seller has in fact done so.

(c)          The Seller is the sole owner of the Repurchased Shares free and clear of all liens, claims, encumbrances and restrictions of any kind, except (i) the terms and conditions of the Ninth Amended and Restated Registration Rights Agreement, Ninth Amended and Restated Investors’ Rights Agreement, and Eighth Amended and Restated Voting Agreement each dated as of August 10, 2016 among the Company and certain of its stockholders, and the Company’s Bylaws (collectively, the “Ownership Documents”), and (ii) restrictions on transfer under applicable state and federal securities laws (such liens in clauses (i) and (ii) above, “Permitted Liens”).

(d)          At any time and from time-to-time after the Seller’s execution hereof, at the Company’s reasonable request and sole expense, the Seller will execute and deliver such other instruments of transfer or confirmation and take such other actions in order to more effectively transfer, convey and assign to the Company, and to confirm the Company’s title to, the Repurchased Shares transferred pursuant hereto.

(e)          The Seller is not subject to any restraint or limitation to conduct the sale of the Repurchased Shares and no consents from any person were or are required for the transfer hereunder.

(f)           The Seller is aware of the Company’s business affairs and financial condition, has been given the opportunity to investigate (and ask questions regarding) the Company’s business and operations, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to sell, transfer and convey the Repurchased Shares to the Company at an aggregate purchase price equal to the Purchase Price pursuant to the terms hereof.

(g)          The Seller agrees that the Purchase Price has been independently negotiated with the Company and may not be indicative of the true value of the Repurchased Shares. The Seller understands and agrees that the Company makes no representations regarding such true value. Without limitation of the foregoing, the Seller acknowledges and agrees that (i) the value of the Repurchased Shares may be less than the Purchase Price or greater than the Purchase Price, (ii) by entering into this Agreement, Seller avoids any risk of a future reduction in value of the Repurchased Shares, and foregoes any future increase in the value of the Repurchased Shares, and (iii) the Company has not provided, and is not obligated to provide, any forward looking statements that may have assisted or been relied upon by Seller in making the decision to execute, deliver and perform the Seller’s obligations under this Agreement. Seller acknowledges that Seller has entered into and performed Seller’s obligations under this Agreement freely and voluntarily.

(h)          Subject only to the receipt of payment of the Purchase Price under this Agreement, the Seller acknowledges that following the Closing Seller has no further claim on the Repurchased Shares whatsoever.

4.            Representations by the Company. In connection with the purchase of the Repurchased Shares from the Seller, the Company represents, warrants and covenants to the Seller as follows:

(a)          This Agreement and all agreements, documents and instruments executed and delivered by the Company pursuant hereto are valid and binding obligations of the Company enforceable in accordance with their respective terms. The Company has full right, authority, power and capacity to enter into, and has taken all requisite action to authorize, this Agreement and all agreements, documents and instruments executed and delivered by the Company pursuant hereto and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and all agreements, documents and instruments executed and delivered by the Company pursuant hereto and the performance of the transactions contemplated by this Agreement and such other agreements, documents and instruments do not and will not: (i) violate or result in a violation of, conflict with or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any contract, agreement, obligation, permit, license or authorization to which the Company is a party or by which the Company or the Company’s assets are bound, including the Ownership Documents; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company; or (iii) require from the Company any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party that has not been obtained.

5.	Indemnification.

(a)          Each party hereto agrees to indemnify and hold harmless the other against and from any and all claims, damages, liability, loss and rights of recovery (civil and criminal, to the extent, if any, legally assignable), including reasonable attorney’s fees and costs, suffered or incurred (“Losses”) by the indemnified party by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by the indemnifying party contained herein or in any certificate, document or instrument delivered pursuant hereto or in connection herewith.

(b)          The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing regardless of any investigation made by the parties hereto, provided, however, that the Seller and the Company will have no liability (for indemnification or otherwise) with respect to a breach of any representation or warranty unless on or before the date that is two (2) years from the Closing Date, the Seller or the Company, as applicable, notifies the other party of a claim specifying the factual basis of such claim in reasonable detail.

(c)          The aggregate amount of all Losses for which Seller or the Company shall be liable pursuant to Section 5, respectively, shall in no event exceed an aggregate amount equal to the Purchase Price. For purposes of this Agreement, “Losses” shall exclude any special, incidental, consequential, punitive or exemplary damages nor shall any multiple be applied in the calculation of economic damages. The limitations of Section 5(b) and this Section 5(c) shall not apply to any claim related to any intentional or fraudulent misrepresentation or omission in connection with this Agreement or the transactions contemplated hereby.

6.	Release.

(a)          Effective as of the Closing Date, as a material inducement for the parties to enter into this Agreement, and subject Section 6(c) below, the Seller hereby releases and forever discharges the Company, and its presently existing or future affiliates, officers, directors, employees, agents and representatives, including their respective successors, assigns, heirs, executors and administrators (collectively, the “Seller Releasees”), from any and all claims, demands, rights, actions, and/or causes of action of any kind or nature whatsoever, whether direct, indirect, accrued, inchoate, contingent, potential or otherwise, in statutory or common law, or in equity (“Claims”), which the Seller now has or ever had prior to the Closing Date related to the Seller’s ownership of the Repurchased Shares and/or the sale of the Repurchased Shares.

(b)          By its signature below, subject to Section 6(c) below, the Seller represents that it understands that this Agreement constitutes and encompasses a final and complete release of all Claims which the Seller now has or ever had prior to the Closing Date related to the Seller’s ownership of the Repurchased Shares and/or the sale of the Repurchased Shares. The Seller further represents that the Seller is relying solely upon the Seller’s own knowledge and information as to the nature and extent of any such Claims, and has not been influenced in the execution of this Agreement by any representations made by or on behalf of the Company and/or the Seller Releasees.

(c)          Due to Seller’s continued ownership of shares of the Company’s capital stock that are not Repurchased Shares (“Retained Shares”), Seller does not release the Company or the Seller Releasees for any Claims arising under or related to the Retained Shares. Moreover, Seller does not release or discharge the Company for any Claims for breach of this Agreement.

7.	Miscellaneous.

(a)          This Agreement may be amended only by written agreement between the Seller and the Company. No party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and acknowledged by the party to be charged with such waiver. The failure of any party at any time to insist on performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach. This Agreement may only be amended or otherwise modified in a writing signed by the parties hereto.

(b)          The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the successors and assigns of the parties.

(c)          This Agreement contains the entire agreement between the Seller and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties with respect thereto.

(d)          This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

(e)          Should any part of this Agreement be declared invalid for any reason by any court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion, and such remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated; provided, that, in the event of a declaration of invalidity, the provision declared invalid shall not be invalidated in its entirety, but shall be observed and performed by the parties to the extent such provision is valid and enforceable. The parties hereby agree that any such provision shall be deemed to be altered and amended to the extent necessary to effect such validity and enforceability.

(f)           This Agreement may be executed and delivered in any number of counterparts (including via facsimile or other electronic means), each of which shall constitute an original, but which, when taken together, shall constitute one instrument.

(g)          All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature page attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 7(g)).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Agreement as of the day and year first set forth above.

COMPANY:	METABOLON, INC.

By:
	Name:	John Ryals
	Title:	President and Chief Executive Officer

Address:	617 Davis Drive, Suite 400 Durham, NC 27713
E-mail:	JRyals@metabolon.com

SELLER:	CROSSROADS CAPITAL, INC. (a Maryland corporation)

By:
	Name:	Ben H. Harris
	Title:	President and Chief Executive Officer

Address:	128 N. 13th Street, Suite 1100 Lincoln, NE 68508
E-mail:

[SIGNATURE PAGE TO REPURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Agreement as of the day and year first set forth above.

COMPANY:	METABOLON, INC.

By:
	Name:	John Ryals
	Title:	President and Chief Executive Officer

Address:	617 Davis Drive, Suite 400 Durham, NC 27713
E-mail:	JRyals@metabolon.com

SELLER:	CROSSROADS CAPITAL, INC. (a Maryland corporation)

By:
	Name:	Ben H. Harris
	Title:	President and Chief Executive Officer

Address:	128 N. 13th Street, Suite 1100 Lincoln, NE 68508
E-mail:	ben@xroadscap.com

[Signature Page To Repurchase Agreement]

SCHEDULE A

REPURCHASED SHARES

As of November 29, 2016

Name and Address of Seller	Type of Stock	Price Per Share	Number of Shares	Purchase Price
Crossroads Capital, Inc. 128 N. 13th Street, Suite 1100 Lincoln, NE 68508	Series D	$2.59	1,338,302	$3,466,202.18